UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____ )

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☐	Preliminary Proxy Statement.
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☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.

RIVER FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RIVER FINANCIAL CORPORATION

2611 Legends Drive, Prattville, Alabama 36066

P.O. Box 680249, Prattville, Alabama 36068 Telephone (334) 290-1012

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD VIRTUALLY ON MAY 17, 2021

Due to health concerns related to the Coronavirus disease (COVID-19), Alabama Governor Kay Ivey issued an order on April 2, 2020 allowing remote shareholder meetings in order to “promote the safety and protection of the civilian population”.

Taking the above into consideration, we will hold the 2021 Annual Meeting of Shareholders of River Financial Corporation (the “Company”) virtually via the internet at www.meetingcenter.io/247193891 on Monday, May 17, 2021, at 5:30 p.m. CST.  You will be able to attend the Annual Meeting virtually, vote your shares electronically, submit your questions prior to and during the meeting, and inspect the list of shareholders entitled to vote at the Annual Meeting.

To Access the virtual meeting as a shareholder, you must have the information that is printed in the shaded bar on the Annual Meeting Notice mailed on April 08, 2021.  The password for shareholders and guests is RIFC2021.

The Annual Meeting of Shareholders is for the following purposes which are more completely described in the accompanying Proxy Statement:

1.	Election of the Board of Directors of the Company
2.	Approve the addition of 300,000 shares under River Financial’s 2015 Incentive Stock Compensation Plan.
3.	Any other matters that may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors of the Company has fixed the close of business on Friday, March 26, 2021, as the record date for determining which Shareholders will be entitled to notice of and to vote at the Annual Meeting.

Your vote as a shareholder is important regardless of the number of shares of the Company stock you own. Whether you plan to attend the Annual Meeting virtually or not, we encourage you to access and review all of the important information contained in the proxy materials and annual report hosted online at www.investorvote.com/RIFC prior to voting, and we urge you to vote prior to the Annual Meeting to ensure that your vote is counted properly.  You may vote by telephone at 1-800-652-8683, or via internet by going to www.investorvote.com/RIFC.  This will not prevent you from voting during the Annual Meeting but will ensure that your vote is counted if you are unable to attend the Annual Meeting for any reason. If you are a shareholder whose shares of the Company stock are not registered in your own name, you will need additional documentation from your record holder in order to attend and vote personally at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Larry Puckett, Chairman of the Board

Prattville, Alabama

April 8, 2021

PROXY STATEMENT

River Financial Corporation

Proxy Statement for the Annual Meeting of Shareholders

We are providing this Proxy Statement to you in connection with the solicitation of proxies for our Annual Meeting of Shareholders of River Financial Corporation (the “Company”) to be held virtually via the internet at www.meetingcenter.io/247193891 on Monday, May 17, 2021, at 5:30 p.m. CST. The matters to be considered and acted upon at the Annual Meeting are listed in the Annual Meeting Notice of Shareholders mailed on or about April 08, 2021 and are described herein.

At the Annual Meeting we will elect ten persons to serve on the Board of Directors for a term of one year, and any other matters that may properly come before the Annual Meeting or any adjournment thereof.

We recommend you vote in favor of all proposals discussed in this Proxy Statement.  This document gives you important information concerning the business to be addressed at the Annual Meeting, and we urge you to read it carefully.

This Proxy Statement is dated April 08, 2021.

THE MEETING

Date, Time and Manner

We will hold the Annual Meeting of Shareholders at 5:30 p.m. CST on Monday, May 17, 2021, virtually via the internet at www.meetingcenter.io/247193891 .

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Company common stock as of March 26, 2021, will receive notice of the Annual Meeting, and only those shareholders will be entitled to vote prior to or during the Annual Meeting. As of March 26, 2021, there were 6,532,714 shares of Company common stock issued and 6,532,714 shares of Company common stock outstanding held by approximately 944 holders of record.

A quorum requires the presence, in person by virtual participation or by Proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders of the Company are entitled to cast on the record date.

We intend to count the following shares as present at the Annual Meeting for the purpose of determining a quorum:

•	shares of Company common stock present in person by virtual participation at the Annual Meeting but not voting;
•	shares of Company common stock represented by proxies on which the shareholder has abstained on any matter; and
•	shares of Company common stock represented by proxies from a broker with no indication of how the shares of Company common stock are to be voted.

Votes Required

The election of the persons who will serve on the Board of Directors for the Company requires a majority of the votes cast at the Annual Meeting.

You have one vote for each share of Company common stock that you hold of record on each matter to be considered at the Annual Meeting.

The Directors and Executive Officers of the Company and of River Bank and Trust, who as a group own beneficially approximately 27.43% of the Company common stock, have stated their intention to vote all shares of Company common stock that they own for approval and adoption of all proposals described in this Proxy Statement.

Voting of Proxies

Shares will be voted by properly executed proxies received in time for the Annual Meeting in the manner specified on each Proxy. We will vote properly executed proxies that do not contain voting instructions in favor of the proposed directors and other items set forth in the notice of meeting, and if any other business is properly brought before the shareholders of record at the Annual Meeting, the proxies will be voted in accordance with the recommendations of the Board of Directors unless the proxy is marked to withhold authority to cast such vote.

If you abstain from voting or withhold your vote on any proposal considered at the Annual Meeting, we will not count the abstention or withhold as a vote “for” or “against” any of the proposals for purposes of the Annual Meeting.

Revocability of Proxies

If you grant a proxy, you may revoke your proxy at any time by:

•	submitting a properly executed proxy with a later date but prior to the Annual Meeting; or
•	present at the Annual Meeting by virtual participation, and resubmitting a properly executed proxy.

Attendance at the Annual Meeting by virtual participation will not in and of itself revoke a proxy that you submitted prior to the Annual Meeting.

Solicitation of Proxies

The Company will bear the cost of the solicitation of proxies from its shareholders.

The Company may solicit proxies by mail. In addition, the directors, officers and employees of the Company may solicit proxies from shareholders by telephone, in person, email or by any other lawful means. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy solicitation material to the beneficial owners of stock held of record by those persons, and the Company will reimburse them for reasonable out-of-pocket expenses.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors unanimously nominated the following ten members for purposes of electing directors at the annual meeting.  Upon shareholder election, all ten directors will immediately begin their terms of service as indicated below.

If, prior to the voting during the Annual Meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies may be voted for the election of such substitute as the members of the Board of Directors may recommend. The Company knows of no reason why any person would be unable to serve as a director.

The following list provides certain biographical information about the director nominees to be elected at the annual meeting.

Name	Age	Position	Director Since
Larry Puckett	79	Director and Chairman of the Board of Directors	2006
W. Murray Neighbors	71	Director and Vice Chairman of the Board of Directors	2015
James M Stubbs	58	Director and Chief Executive Officer	2006
Gerald R Smith, Jr	67	Director and President	2015
Vernon B. Taylor	56	Director	2006
Jimmy L Ridling	76	Director	2006
John A Freeman	72	Director	2015
Charles E Herron, Jr	64	Director	2018
Charles R Moore, III	41	Director	2019
Brian McLeod	52	Director	2020

Below is certain information regarding our executive officers’ and directors’ individual experience, qualifications, attributes, skills and brief statements of those aspects of our directors’ backgrounds that led us to conclude that they should serve as directors or executive officers.

Larry Puckett was one of the founding directors of River Bank & Trust in 2006, and was appointed as a Director and Chairman of the board of directors at that time.  While Mr. Puckett currently remains as the Chairman of the board of directors, he is also the Dealer/Operator and President of Larry Puckett Chevrolet in Prattville, AL.   Mr. Puckett serves on multiple business and non-profit boards, and is considered to be a valued member and successful business person in the automotive industry and his community.

W. Murray Neighbors was appointed as a Director and Vice Chairman of the board of directors in 2015 as a result of the Keystone merger effective 12/31/2015.  Prior to the merger, Mr. Neighbors was one of the original members and founders of the board of directors and served as Chairman of the board of directors of Keystone Bancshares, Inc. and Keystone Bank in 2007.  Mr. Neighbors is retired from the US Treasury Department, but remains an active developer of commercial and residential properties in Auburn, AL.  Mr. Neighbors is also very active in his community as a member of the City of Auburn’s Commercial Development Authority, has served on the Business Development Committee for the Auburn Chamber of Commerce and as the Treasurer of the Lee County Rotary Club.

James M Stubbs was one of the founding directors, President and Chief Executive Officer of River Bank & Trust in 2006.  Mr. Stubbs was appointed as the Chief Executive Officer of River Financial Corporation and River Bank & Trust, effective with the Keystone merger on 12/31/2015.  Mr. Stubbs has over thirty years of commercial banking experience.  Specifically, Mr. Stubbs served as a Vice President in the Consumer and Commercial Lending Departments of Aliant Bank from June 1986 through June 1997.  Subsequently, he served as an Area President for Colonial Bank from June 1997 through February 2005, when he left to begin the formation of River Bank & Trust.  Mr. Stubbs community involvement includes serving on numerous business and non-profit boards.

Gerald R Smith, Jr. was appointed as a director of the board of directors in 2015 as a result of the Keystone merger effective 12/31/2015.  Mr. Smith was also appointed as President of River Financial Corporation and River Bank & Trust effective 12/31/2015.  Prior to the merger, Mr. Smith was one of the founding directors of Keystone Bank in 2007, and served as Chief Executive Officer.  Mr. Smith also brings 50 years of banking experience and a long history of community involvement in Gadsden, AL.  Prior to forming Keystone Bank, Mr. Smith served as the Area Executive for North Alabama for The Bank with overall responsibility for offices in several cities.  He also served as a Senior Banking Officer with The Bank overseeing loan operations and central loan underwriting.

Vernon B. Taylor was one of the founding directors of River Bank & Trust in 2006, and is currently serving as a Director of River Financial Corporation and River Bank & Trust.  He has been in aviation for 28 years, and served as a pilot in the US Air Force.  Mr. Taylor later founded and directed two aviation service companies based in the River Region.  He is also an investor in local commercial real estate.  Mr. Taylor is very active in the community while serving on several local boards.

Jimmy L Ridling was one of the founding directors of River Bank & Trust in 2006, and was appointed as a director and Vice Chairman of the board of directors at that time through 2015.  While currently serving as a director of River Financial Corporation and River Bank & Trust, Mr. Ridling has had a successful career in the insurance industry and brings a diverse background to the board while currently serving as Commissioner of the Alabama Department of Insurance.  He was Executive Vice President of the U.S. Operations of Fireman’s Fund Insurance Companies, and then became President and Chief Executive Officer of Southern Guaranty Insurance Companies.  Mr. Ridling also served as Chairman of the Board of Directors for Jackson Hospital and the River Region United Way, a board member of the Montgomery Airport Authority, the Montgomery Area Chamber of Commerce, and the Central Alabama Community Foundation.

John A Freeman was appointed as a Director of the board of directors in 2015 as a result of the Keystone merger effective 12/31/2015.   Mr. Freeman is the owner of Freeman Land Development, Inc., and has a long history as a community and civic leader in the Gadsden area.  He also previously served as an advisory director of Superior Bank in Gadsden, AL.

Charles R Moore III was appointed as a Director of the River Bank & Trust board of directors in 2018 as a result of the merger with Peoples Southern Bank effective 10/31/2018.  Mr. Moore is a partner in the Birmingham office of the Bradley Arant Boult Cummings law firm, where he focuses on commercial lending and the representation of community banks.  He is also a native of Clanton, Alabama, and served on the board of directors of Peoples Southern Bank for ten years leading up to the 2018 merger with River.  Mr. Moore also serves on the executive Committee of Junior Achievement of Alabama, a nonprofit organization that teaches financial literacy, entrepreneurship, and workforce readiness in grades K-12.  He is a graduate of Vanderbilt University and the University of Virginia School of Law.

Charles E Herron, Jr. was one of the founding directors of River Bank & Trust in 2006, and is currently serving as a Director of River Bank & Trust.  Mr. Herron has worked in the land and timber business in Alabama for over 35 years.  He is the owner and President of Rock Springs Land & Timber, Inc., co-owner of Stone Martin Builders LLC, and an ardent supporter of hunting and outdoor conservation efforts.  Mr. Herron received the Governor’s Conservation Achievement Award for Conservation Educator of the Year in 2011.  He has also supported the Alabama Loggers Council, the Alabama Forestry Association, and is a member of the Montgomery Area Chamber of Commerce Committee of 100.

Brian McLeod was appointed as a Director of the River Financial Corporation board of directors in 2019 as a result of the merger with Trinity Bank effective 10/31/2019.  Mr. McLeod is Vice President of Finance and Operations and director at The National Security Group, Inc. an insurance holding company based in Elba, Alabama.  He is a native of Coffee County, and served as the Board Chairman of the Wiregrass United Way Board of Trustees and the Coffee County Board of Education.  Mr. McLeod also serves on the Board of Directors of Coffee County Habitat for Humanity, a member of the Elba Lions Club, while attending Hebron Baptist Church.  He holds a Bachelor of Science degree from Troy University and a Master of Science degrees from the College for Financial Planning and Florida State University.  In addition, Mr. McLeod is a Certified Public Accountant and Chartered Global Management Accountant.

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SECURITY HOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 26, 2021 by:

•	each of our directors;
•	all of our current directors and executive officers as a group; and
•	each stockholder known by us to beneficially own more than 5% of our common stock

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholder.

Name	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(1)
Director Nominee
Larry Puckett	132,000	2.02%
Jimmy L Ridling	100,352	1.53%
Vernon B Taylor	140,237	2.15%
James M Stubbs	237,030(2)	3.63%
Gerald R Smith, Jr	115,582(3)	1.77%
W. Murray Neighbors	60,002	0.92%
John A. Freeman	25,496	0.39%
Charles R Moore, III.	17,178	0.26%
Charles E Herron, Jr.	151,098	2.31%
Brian McLeod	12,523	0.19%

Executive Officer
Kenneth Givens	39,594(4)	0.61%

Executive Officers and Directors as a Group	1,031,092	15.78%

5% Stockholders known by us	N/A

(1)

Based upon total outstanding shares as of March 26, 2021. Percentages are calculated for each person assuming the exercise of options or warrants held by such person but that no other person exercises options or warrants. For the directors and executive officers as a group, the percentage is determined by assuming that each director and executive officer exercises all options and warrants but that no other person exercises options or warrants.

(2)	James M Stubbs’ ownership includes 74,000 vested options not yet exercised, and 41,875 shares where he serves as the Trustee on several Trusts with voting power respecting the shares.
(3)	Gerald R Smith, Jr.’s ownership includes 40,332 vested options not yet exercised.
(4)	Kenneth Givens’ ownership includes 33,333 vested options not yet exercised.

PROPOSAL 2 – APPROVAL OF THE ADDITIONOF 300,000 SHARES TO RIVER FINANCIAL’S 2015 INCENTIVE STOCK COMPENSATION PLAN

The River Financial Corporation 2015 Incentive Stock Compensation Plan (the “Plan”), permits the board of directors to grant options, stock appreciation rights (“SARs”), restricted stock and restricted stock units (“RSUs”) respecting River Financial common stock to officers and employees of River Financial and River Bank & Trust.  Under the Plan, a total of 300,000 shares of River Financial Common Stock were originally authorized to be issued. An additional 300,000 shares of River Financial Common Stock were approved to be added to the Plan at the Annual Meeting of Shareholders on April 23, 2019.  As of March 26, 2021, 243, 250 shares are remaining for issue under the Plan.  The Board of Directors recommends that an additional 300,000 shares be made available under the Plan.

Generally, the purpose of the Plan is to promote the interests of River Financial by providing an incentive to officers and employees of River Financial and its subsidiaries to remain in the employ of River Financial or its subsidiaries and to aid River Financial in attracting and developing capable management personnel. Pursuant to the Plan, such persons will continue to be offered an opportunity to acquire and increase a proprietary interest in River Financial through awards of options to purchase Common Stock and other stock incentives such as SARs, restricted stock and RSUs (the “Awards”).  Thus the Board of Directors recommends approval of the addition of 300,000 shares to the Plan.  This amendment requires a majority vote of the shares voting at the meeting.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the fiscal year ended December 31, 2020 were prepared in conformity with Generally Accepted Accounting Principles and are available online at www.investorvote.com/RIFC. If you would like a paper copy at no charge of our annual report on Form 10K filed with the Securities and Exchange Commission, please call Karen Smith at (334) 290-2637 or email InvestorRelations@river.bank.

OTHER MATTERS

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting. If any other matter properly comes before the Annual Meeting requiring a vote of the shareholders, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters as determined by a majority of the Board of Directors. At your request, we will provide to you, at no charge, copies of the Articles of Incorporation and Bylaws of the Company. You may review information on the Company contained in the Company’s Form 10-K, Forms 10-Q and Forms 8-K and filed with the Securities Exchange Commission at www.sec.gov.

River Financial Corporation Vote MMMMMMMMMMMM C 1234567890 ENDORSEMENT_LINE SACKPACK 000004  MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.envisionreports.com/RIFC or scan the QR code  login details are located in the shaded bar below. Stockholder Annual Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the River Financial Corporation Stockholders Meeting to be Held on Monday, May 17, 2021 at 5:30 pm CT. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2021 proxy statement and annual report to stockholders are available at: www.envisionreports.com/RIFC Easy Online Access View your proxy materials and vote. Step 1: Go to www.envisionreports.com/RIFC. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

Stockholder Meeting Notice The 2021 Annual Meeting of Stockholders of River Financial Corporation will be held on Monday, May 17, 2021 at 5:30 p.m. Central Time, virtually via the internet at www.meetingcenter.io/247193891. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — RIFC2021. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommend a vote FOR all the nominees listed under Proposal 1 and FOR Proposals 2 and 3: Election of the Board of Directors of the Company: 01 – Larry Puckett 02 – Jimmy L Ridling 03 – Vernon B Taylor 04 – James M Stubbs 05 – Gerald R Smith, Jr. 06 – W. Murray Neighbors 07 – John A Freeman 08 – Charles R Moore, III 09 – Charles E Herron, Jr. 10 – Brian McLeod Approve the addition of 300,000 shares under River Financial’ s 2015 Incentive Stock Compensation Plan. Any other matters that may properly come before the Annual Meeting or any adjournment thereof. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Here’s how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an email copy, you will receive an email with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. Internet – Go to www.envisionreports.com/RIFC. Click Cast Your Vote or Request Materials. Phone – Call us free of charge at 1-866-641-4276. Email – Send an email to investorvote@computershare.com with “Proxy Materials River Financial Corporation” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by 10 days before the meeting.